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                                                                  EXHIBIT 2.10

                               WARRANT TO PURCHASE
                      ______________ SHARES OF COMMON STOCK


               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THAT ACT OR AN OPINION OF COUNSEL TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.


                              QUADRAMED CORPORATION

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

        THIS CERTIFIES THAT, for value received, ____________________ ("Investor") is entitled to purchase, on the terms hereof, __________________ (__________) shares of Common Stock ("Common Stock") of QuadraMed Corporation, a Delaware corporation (the "Company"), subject to adjustment as provided herein and at a purchase price as set forth herein. This Warrant is issued pursuant to the terms of that certain Stock Purchase Agreement dated as of November 9, 1997 between the Company and Investor (the "Stock Purchase Agreement"), which was entered into in connection with the Agreement and Plan of Reorganization dated November 9, 1997 (the "Merger Agreement") between the Company and Medicus Systems Corporation, a Delaware corporation ("Medicus"), pursuant to which the Company will acquire Medicus by merger of a wholly owned subsidiary of the Company with and into Medicus (the "Merger").

        1.     EXERCISE OF WARRANT

        The terms and conditions upon which this Warrant may be exercised, and the Common Stock covered hereby (the "Warrant Stock") may be purchased, are as follows:

        1.1 Exercise. Subject to the limitations set forth herein, this Warrant may be exercised with respect to all or a portion of the shares of the Warrant Stock at the effective time of the Merger under the laws of the State of Delaware (the "Effective Time"). To the extent that this Warrant is not exercised at the Effective Time or the number of shares issuable upon exercise of this Warrant is limited as set forth herein, the portion of this Warrant which is unexercised or subject to the limitations as set forth herein shall terminate and shall be void and of no further force or effect with respect to such Warrant Stock.

        1.2 Purchase Price. The purchase price for the shares of Warrant Stock to be issued upon exercise of this Warrant shall be $24.00 per share, subject to adjustment as set forth herein.

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        1.3 Method of Exercise. Not later than seven (7) days prior to the
Effective Time, the Company shall provide written notice to the holder of this Warrant of the proposed Effective Time. The exercise of the purchase rights evidenced by this Warrant shall be effected by (a) the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Company or its designated agent no later than the Effective Time at its principal offices or at the offices of such designated agent and (b) the delivery of the purchase price by check or wire transfer for the number of shares for which the purchase rights hereunder are being exercised.

        1.4 Issuance of Shares. In the event the purchase rights evidenced by this Warrant are exercised in whole or in part, the issuance of the Warrant Stock shall be credited immediately on the official stock record books of the Company and, if requested, a certificate or certificates for the purchased shares shall be issued to the Investor as soon as practicable; provided, however, the Warrant Stock shall only be so issued if the Form S-3 Registration Statement (as defined in Section 3.1 hereof) has been declared effective by the Securities Exchange Commission (the "SEC").

        1.5 Limitation on Shares Issuable. In no event shall the aggregate number of shares of Common Stock which the Company is obligated to issue (1) upon conversion of warrants, including this Warrant, issued to stockholders of Medicus pursuant to stock purchase agreements dated as of November 9, 1997 ("Warrants") and (2) in exchange for outstanding shares of Medicus Common Stock pursuant to the Merger Agreement exceed 1,800,000 shares. In the event that the total number of shares of Common Stock which holders of Warrants, including Investor, and stockholders of Medicus have elected to receive as described in clauses (1) and (2) in the immediately preceding sentence exceeds 1,800,000, the Company shall only be required to issue 1,800,000 shares of Common Stock and such holders, including Investor, shall be entitled to receive shares of Common Stock equal to each holder's pro rata portion of the total amount of shares issued by the Company as described in clauses (1) and (2), based on the total number of shares each holder and each stockholder elected to receive.

        2.     CERTAIN ADJUSTMENTS

        2.1 Adjustment Due to Warrant Value Limitation. If at the Effective Time the QuadraMed Stock Value (as defined below) exceeds $27.60, then the number of shares of Warrant Stock issuable upon exercise of this Warrant shall be adjusted downward such that the number of shares of Warrant Stock issuable upon exercise of this Warrant shall be X, where X is equal to the Warrant Value (as defined below) divided by the difference of (i) the QuadraMed Stock Value minus (ii) $24.00. For purposes of this Warrant, the term "QuadraMed Stock Value" shall mean that price per share equal to the average of the closing prices of Common Stock during the fifteen (15) days prior to the second day prior to the date of the Medicus Stockholders Meeting (as such term is defined in the Merger Agreement). For purposes of this Warrant, the term "Warrant Value" shall mean the product of $3.60 multiplied by the initial number of shares of Warrant Stock issuable hereunder.


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        2.2 Mergers, Consolidations or Sale of Assets. If at any time there shall be a capital reorganization of the Common Stock (other than a combination, reclassification, exchange or subdivision of Warrant Stock otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving corporation or in which the Common Stock of the Company is converted into any other security or property, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Investor shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the purchase price then in effect, the number of shares of stock or other securities or property of the successor or surviving corporation resulting from such reorganization, merger, consolidation or sale, to which a holder of the Warrant Stock deliverable upon exercise of this Warrant would have been entitled under the provisions of the agreement in such reorganization, merger, consolidation or sale if this Warrant had been exercised immediately before that reorganization, merger, consolidation or sale. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Investor after the reorganization, merger, consolidation or sale to the end that the provisions of this Warrant (including adjustment of the purchase price then in effect and the number of shares of Warrant Stock) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

        3.     COVENANTS OF THE COMPANY

        3.1 Registration of Warrant Stock. As soon as practicable following the date hereof, the Company shall prepare and file with the SEC a Registration Statement on Form S-3 (the "Form S-3 Registration Statement") registering the shares of Common Stock issuable upon the exercise of this Warrant and shall take all necessary actions to have the Form S-3 Registration Statement declared effective by the SEC as soon as practicable.

        3.2 No Changes in Capital Structure. The Company covenants with Investor that it shall not (i) subdivide its outstanding shares of Common Stock into a greater number of shares, (ii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iii) issue by reclassification of its shares of Common Stock or capital reorganization other securities of the Company.

        4.     FRACTIONAL SHARES

        No fractional shares shall be issued in connection with any exercise of this Warrant. In lieu of the issuance of such fractional share, the Company shall make a cash payment equal to the then fair market value of such fractional share as reasonably determined by the Company's Board of Directors.



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        5.     RESERVATION OF COMMON STOCK; VALID ISSUANCE

        The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the entire Warrant, in addition to such other remedies as shall be available to the holder of this Warrant, the Company will use its reasonable best efforts to take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company represents and warrants to the Investor that any shares of Common Stock issued upon exercise of this Warrant will be duly and validly issued and fully paid and nonassessable.

        6.     NO PRIVILEGE OF STOCK OWNERSHIP

        Prior to the exercise of this Warrant, the Investor shall not be entitled, by virtue of holding this Warrant, to any rights of a stockholder of the Company, including (without limitation) the right to vote, receive dividends or other distributions, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company, except as required by law.

        7.     LIMITATION OF LIABILITY

        No provision hereof, in the absence of affirmative action by the holder hereof to purchase the Warrant Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.



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        8.     TRANSFER RESTRICTION

        This Warrant shall not be transferable without the prior written consent of the Company.

        9.     PAYMENT OF TAXES

        The Company shall pay all expenses in connection with, and all taxes and other governmental charges (other than any thereof on, based on or measured by, the net income of the holder thereof) that may be imposed in respect of, the issue or delivery of the Warrant Stock. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of the Warrant Stock in any name other than that of the Investor, and in such case, the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

        10.    SUCCESSORS AND ASSIGNS

        The terms and provisions of this Warrant shall be binding upon the Company and the Investor and their permitted successors and assigns.

        11.    LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT

        Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.



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        12.    GOVERNING LAW

        This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

                               QUADRAMED CORPORATION



                               By _________________________________
                               Name:
                               Title:

Dated:  November 9, 1997



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                               NOTICE OF EXERCISE



QuadraMed Corporation


Gentlemen:

        The undersigned, hereby elects to purchase, pursuant to the provisions of the November 9, 1997 Warrant held by the undersigned, ___________ shares of the Common Stock of QuadraMed Corporation, a Delaware corporation.

        Payment of the per share purchase price required under such Warrant accompanies this Notice of Exercise.



Dated:  __________________, 199__



                                             ___________________________________

                                             By:________________________________

                                             Address:___________________________

                                             ___________________________________